UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2004 (December 15, 2004)

DRS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

1-08533

13-2632319

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

5 Sylvan Way, Parsippany, New Jersey 07054
(Address of principal executive offices)

(973) 898-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.            REGULATION FD DISCLOSURE

On December 15, 2004, DRS Technologies, Inc. (DRS) announced the pricing of an additional $200 million aggregate principal amount of its 6-7/8 percent senior subordinated notes due 2013 (the Notes). The Notes are being sold in the United States to qualified institutional buyers, pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States in reliance on Regulation S under the Securities Act.

The confidential offering memorandum, which was prepared in connection with the sale of the Notes, includes the December 31, 2003 audited financial statements, and September 30, 2004 unaudited financial data of Night Vision Equipment Co., Inc. (NVEC). DRS acquired certain assets and liabilities of NVEC on December 14, 2004. The NVEC audited financial statements and unaudited financial statement data included in the confidential offering memorandum, which contains this information, is attached hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(b)                             Exhibits

99.1                           The NVEC audited financial statements and unaudited financial statement data included in the confidential offering memorandum, dated December 15, 2004, relating to the Notes.

DRS TECHNOLOGIES, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRS TECHNOLOGIES, INC.
(Registrant)

Date: December 21, 2004	By:

/s/ RICHARD A. SCHNEIDER
Richard A. Schneider
Executive Vice President, Chief Financial Officer